Exhibit 10.12

EXECUTION COPY

WAIVER AND SEVENTH AMENDMENT TO LOAN AGREEMENT

THIS WAIVER AND SEVENTH AMENDMENT TO LOAN AGREEMENT (“Waiver and Amendment Agreement”) is made as of May 27, 2009 with respect to the Loan Agreement, dated as of November 20, 2008 (as amended through the date hereof, the “Loan Agreement”) among Passive Asset Transactions, LLC, a Delaware limited liability company (“PATI”), RFC Asset Holdings II, LLC, a Delaware limited liability company

(“RAHI” and, together with PATI, each a “Borrower” and collectively, the “Borrowers”), Residential Capital, LLC, a Delaware limited liability company (“ResCap”), Residential Funding Company, LLC, a Delaware limited liability company (“RFC”), GMAC Mortgage, LLC, a Delaware limited liability company (“GMAC Mortgage”, and together with RFC and ResCap, each a “Guarantor” and collectively, the “Guarantors”), GMAC, LLC, a Delaware limited liability company, as Lender Agent and Initial Lender

(“GMAC”), and certain other financial institutions and Persons from time to time party thereto as Lenders. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Loan Agreement.

WHEREAS, significant equity investments have been and may be made directly and indirectly by the U.S. Department of Treasury (“UST”) into GMAC and certain other ownership and governance changes with respect to GMAC have, will or may take place in the form of (1) the direct acquisition by the UST of equity interests in GMAC; (2) the contribution (directly or indirectly) by General Motors Corporation (“GM”) of GMAC equity (a portion of which was purchased with the proceeds of a loan made by the UST to GM) into one or more trusts naming GM as beneficiary (the “GM Trusts”); (3) disposition by GM of its beneficial interest in the GM Trusts; and (4) any transactions or agreements entered into in connection therewith including the appointment, designation or election of directors (or the equivalent) (collectively, the “Specified Transactions”); and

WHEREAS, the Specified Transactions will enhance the creditworthiness of GMAC, and with respect to which the parties agree that the Change of Control provision should not apply with respect thereto and the definition of Change of Control should therefore be amended as provided below;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to enter into this Waiver and Amendment Agreement.

1. Waiver. The Lenders and Lender Agent hereby agree that, notwithstanding any provision of the Loan Agreement to the contrary, the occurrence of any or all of the Specified Transactions shall not be deemed to be a Change of Control under the Loan Agreement.

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2. Amendments. In furtherance of paragraph 1 above, (a) The definition of “Change of Control” in the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Change of Control” means the occurrence of any of the following events: (i) any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act), other than the Investors, the United States Department of the Treasury, the GM Trusts, or any purchaser of the beneficial interest of General Motors in the GM Trusts, shall acquire ownership, directly or indirectly, beneficially or of record, in the aggregate, Capital Stock representing a majority of the Voting Stock of ResCap; or (ii) at any time, ResCap shall fail to own, directly or indirectly, 100% of the aggregate issued and outstanding Capital Stock of the Obligors.

(b) The following definition is hereby inserted in Schedule 1.01 of the Loan Agreement in the appropriate alphabetical order:

“GM Trusts” means one or more trusts initially naming General Motors as beneficiary thereof that were or will be established to hold Capital Stock in GMAC held directly or indirectly by General Motors as of May 20, 2009.

3. Acknowledgement under Section 7.01(s). GMAC hereby agrees that it shall be deemed to have received timely notice that the definition of “Change of Control” or its equivalent will be amended with regard to the Bilateral Facilities identified in Schedule 7.01(s) as T005, T214, T215, T610, T921, T924 and T932.

4. Effectiveness. The parties hereto hereby waive any rights they may have under the Loan Agreement to receive a notice of this amendment or to receive such notice in a particular form, and agree that this Waiver and Amendment of the Loan Agreement hereby shall be effective as of the date of hereof. This Waiver and Amendment Agreement may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile or as an image thereof distributed by email), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The execution and delivery of this Waiver and Amendment Agreement by each of the parties hereto shall be binding upon each of its successors and assigns (including transferees of its commitments in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

5. Governing Law. This Waiver and Amendment Agreement shall be construed in accordance with and governed by the State of New York.

6. Headings. Section headings in this Waiver and Amendment Agreement are included herein for convenience of reference only and shall not constitute a part of this Waiver and Amendment Agreement for any other purpose.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Waiver and Amendment Agreement have been duly executed as of the day and year first above written.

GMAC LLC, as Lender and Lender Agent

By:	/s/ David C. Walker
Name:
Title:

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PASSIVE ASSET TRANSACTIONS, LLC, as Borrower

By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

RFC ASSET HOLDINGS II, LLC, as Borrower

By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

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